Exhibit 99.1

Magnachip Reports Results for Third Quarter 2023

•	Revenue of $61.2 million was in-line with guidance.

•	Gross profit margin of 23.6% increased 140 basis points from Q2, mainly driven by higher fab utilization.

•	GAAP diluted loss per share was $0.13.

•	Non-GAAP diluted loss per share was $0.04.

•	Completed $5.4 million of stock buybacks during Q3.

•	Ended Q3 with a solid balance sheet with $166.6 million cash and no debt.

•	The internal separation of our Display and Power businesses is expected to be completed and be effective on January 1st, 2024.

SEOUL, South Korea, November 2, 2023 – Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the third quarter 2023.

YJ Kim, Magnachip’s Chief Executive Officer commented, “Our Q3 results were in-line with our guidance. In our Display business, we have completed the qualification of two DDI chips at our new tier 1 panel maker and are going through the qualification process with two smartphone makers. We are now working on additional Driver ICs that cover broader segments of the smartphone market to include mass market smartphones in addition to the premium models. Despite near-term market challenges, our outlook for long-term growth remains positive. Our confidence is driven by our strong belief that our display products offer distinct competitive advantages that position us well for success in the rapidly growing OLED market in Asia.”

YJ continued, “In our Power business, our product portfolio is getting stronger as we continue to focus on rolling out next-generation power products to maintain our momentum of design-in/wins. Looking ahead, amid heightened global geopolitical and macroeconomic uncertainty, we expect demand to remain soft, driven by normal Q4 seasonality and inventory correction in industrial end markets.”

Q3 2023 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q3 2023	Q2 2023	Q/Q change			Q3 2022	Y/Y change
Revenues
Standard Products Business
Display Solutions	6,404	9,657	down	33.7%		6,355	up	0.8%
Power Solutions	45,215	41,718	up	8.4%		56,416	down	19.9%
Transitional Fab 3 foundry services(1)	9,626	9,604	up	0.2%		8,428	up	14.2%
Gross Profit Margin	23.6%	22.2%	up	1.4	%pts	24.2%	down	0.6	%pts
Operating Loss	(9,235)	(10,656)	up	n/a		(10,008)	up	n/a
Net Loss	(5,165)	(3,947)	down	n/a		(17,195)	up	n/a
Basic Loss per Common Share	(0.13)	(0.09)	down	n/a		(0.38)	up	n/a
Diluted Loss per Common Share	(0.13)	(0.09)	down	n/a		(0.38)	up	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(2)
	Q3 2023	Q2 2023	Q/Q change			Q3 2022	Y/Y change
Adjusted Operating Loss	(7,064)	(7,762)	up	n/a		(6,646)	down	n/a
Adjusted EBITDA	(2,735)	(3,594)	up	n/a		(2,995)	up	n/a
Adjusted Net Income (Loss)	(1,591)	(2,472)	up	n/a		1,097	down	n/a
Adjusted Earnings (Loss) per Common Share—Diluted	(0.04)	(0.06)	up	n/a		0.02	down	n/a

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, we provided transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi, Korea, known as “Fab 3” (“Transitional Fab 3 Foundry Services”). The contractual obligation to provide the Transitional Fab 3 Foundry Services ended August 31, 2023, and we are planning to wind down these foundry services and convert portions of the idle capacity to Power Solutions standard products beginning around the second half of 2024. Because these foundry services during the wind-down period are still provided to the same buyer by us using our Fab 3 based on mutually agreed terms and conditions, we will continue to report our revenue from providing these foundry services and related cost of sales within the Transitional Fab 3 Foundry Services line in our consolidated statement of operations until such wind down is completed. Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions businesses.

(2)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income (loss) or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Q4 2023 Financial Guidance

Amid heightened global geopolitical and macroeconomic uncertainty, we expect Power demand to soften driven by normal Q4 seasonality and inventory correction in industrial end markets.

While actual results may vary, Magnachip currently expects the following for Q4 2023:

•	Revenue to be in the range of $50 million to $55 million, including approximately $8 million of Transitional Fab 3 Foundry Services.

•	Gross profit margin to be in the range of 22.5% to 24.5%.

Q3 2023 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Thursday, November 2, 2023, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register.vevent.com/register/BI9578e24ef24a498a8d8ee6536b08edc6

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including fourth quarter 2023 revenue and gross profit margin expectations, and the impact of market conditions associated with inflation and higher interest rates, remaining effects from the COVID-19 pandemic, geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, escalated trade tensions between the U.S. and China and continuing supply constraints on Magnachip’s fourth quarter 2023 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic conditions, including those caused by or related to inflation, potential recessions or other deteriorations, economic instability or civil unrest; remaining effects from the COVID-19 pandemic, the geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, and escalated trade tensions between the U.S. and China; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs and impact demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely acceptance of our designs by customers; timely introduction of new products and technologies; our ability to ramp new products into volume production; industry-wide shifts in supply and demand for semiconductor products; overcapacity within the industry or at Magnachip; effective and cost-efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses that can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors; change to or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the remaining effects of the COVID-19 pandemic; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on February 22, 2023, and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,100 registered patents and pending applications, and has extensive engineering, design, and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Yujia Zhai

The Blueshirt Group

Tel. (860) 214-0809

Yujia@blueshirtgroup.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues:
Net sales – standard products business	$51,619	$51,375	$62,771	$154,508	$248,069
Net sales – transitional Fab 3 foundry services	9,626	9,604	8,428	24,721	28,599

Total revenues	61,245	60,979	71,199	179,229	276,668
Cost of sales:
Cost of sales – standard products business	36,829	37,867	45,497	112,008	165,197
Cost of sales – transitional Fab 3 foundry services	9,935	9,574	8,477	27,108	26,305

Total cost of sales	46,764	47,441	53,974	139,116	191,502

Gross profit	14,481	13,538	17,225	40,113	85,166
Gross profit as a percentage of standard products business net sales	28.7%	26.3%	27.5%	27.5%	33.4%
Gross profit as a percentage of total revenues	23.6%	22.2%	24.2%	22.4%	30.8%
Operating expenses:
Selling, general and administrative expenses	12,089	12,137	11,411	36,391	38,310
Research and development expenses	11,627	11,255	13,321	36,180	38,685
Early termination and other charges, net	—	802	2,501	9,251	3,298

Total operating expenses	23,716	24,194	27,233	81,822	80,293

Operating income (loss)	(9,235)	(10,656)	(10,008)	(41,709)	4,873
Interest income	2,382	2,692	1,784	7,916	3,560
Interest expense	(189)	(200)	(278)	(645)	(888)
Foreign currency gain (loss), net	(2,583)	1,237	(12,809)	(4,776)	(20,511)
Other income, net	87	3	174	55	603

Loss before income tax expense	(9,538)	(6,924)	(21,137)	(39,159)	(12,363)
Income tax benefit	(4,373)	(2,977)	(3,942)	(8,577)	(1,356)

Net loss	$(5,165)	$(3,947)	$(17,195)	$(30,582)	$(11,007)

Basic loss per common share—	$(0.13)	$(0.09)	$(0.38)	$(0.73)	$(0.24)
Diluted loss per common share—	$(0.13)	$(0.09)	$(0.38)	$(0.73)	$(0.24)
Weighted average number of shares—
Basic	40,145,290	41,741,310	44,865,266	41,747,255	45,119,214
Diluted	40,145,290	41,741,310	44,865,266	41,747,255	45,119,214

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$166,644	$225,477
Accounts receivable, net	41,119	35,380
Inventories, net	30,836	39,883
Other receivables	2,799	7,847
Prepaid expenses	9,095	10,560
Hedge collateral	2,680	2,940
Other current assets	24,572	15,766

Total current assets	277,745	337,853
Property, plant and equipment, net	96,141	110,747
Operating lease right-of-use assets	4,725	5,265
Intangible assets, net	1,583	1,930
Long-term prepaid expenses	6,124	10,939
Deferred income taxes	36,358	38,324
Other non-current assets	11,622	11,587

Total assets	$434,298	$516,645

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$23,446	$17,998
Other accounts payable	8,025	9,702
Accrued expenses	9,668	9,688
Accrued income taxes	48	3,154
Operating lease liabilities	1,735	1,397
Other current liabilities	4,495	5,306

Total current liabilities	47,417	47,245
Accrued severance benefits, net	20,160	23,121
Non-current operating lease liabilities	3,167	4,091
Other non-current liabilities	9,862	14,035

Total liabilities	80,606	88,492

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 56,655,377 shares issued and 39,667,995 outstanding at September 30, 2023 and 56,432,449 shares issued and 43,824,575 outstanding at December 31, 2022	566	564
Additional paid-in capital	271,419	266,058
Retained earnings	304,924	335,506
Treasury stock, 16,987,382 shares at September 30, 2023 and 12,607,874 shares at December 31, 2022, respectively	(204,645)	(161,422)
Accumulated other comprehensive loss	(18,572)	(12,553)

Total stockholders’ equity	353,692	428,153

Total liabilities and stockholders’ equity	$434,298	$516,645

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2023	September 30, 2023	September 30, 2022
Cash flows from operating activities
Net loss	$(5,165)	$(30,582)	$(11,007)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	4,081	12,583	11,225
Provision for severance benefits	1,267	5,358	5,163
Loss on foreign currency, net	5,415	14,532	66,335
Provision for inventory reserves	1,914	3,035	7,730
Stock-based compensation	2,171	5,383	4,487
Other, net	230	680	631
Changes in operating assets and liabilities
Accounts receivable, net	(6,067)	(6,409)	7,805
Inventories	(1,276)	3,635	(13,208)
Other receivables	586	4,993	17,115
Other current assets	(2,686)	(2,291)	(14,117)
Accounts payable	3,186	6,066	(14,792)
Other accounts payable	(250)	(6,738)	(6,215)
Accrued expenses	(485)	619	5,866
Accrued income taxes	(42)	(3,014)	(11,483)
Other current liabilities	(270)	(741)	(1,583)
Other non-current liabilities	(65)	(279)	523
Payment of severance benefits	(455)	(6,183)	(4,181)
Other, net	(354)	(841)	(50)

Net cash provided by (used in) operating activities	1,735	(194)	50,244
Cash flows from investing activities
Proceeds from settlement of hedge collateral	—	3,335	2,805
Payment of hedge collateral	(568)	(3,154)	(15,282)
Purchase of property, plant and equipment	(762)	(2,280)	(11,812)
Payment for intellectual property registration	(67)	(230)	(301)
Collection of guarantee deposits	3,539	4,984	242
Payment of guarantee deposits	(369)	(7,276)	(2,075)
Other	—	—	550

Net cash provided by (used in) investing activities	1,773	(4,621)	(25,873)
Cash flows from financing activities
Proceeds from exercise of stock options	—	27	1,786
Acquisition of treasury stock	(6,247)	(43,087)	(5,065)
Repayment of financing related to water treatment facility arrangement	(123)	(371)	(381)
Repayment of principal portion of finance lease liabilities	(23)	(69)	(50)

Net cash used in financing activities	(6,393)	(43,500)	(3,710)
Effect of exchange rates on cash and cash equivalents	(3,425)	(10,518)	(49,377)

Net decrease in cash and cash equivalents	(6,310)	(58,833)	(28,716)
Cash and cash equivalents
Beginning of the period	172,954	225,477	279,547

End of the period	$166,644	$166,644	$250,831

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS)

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Operating income (loss)	$(9,235)	$(10,656)	$(10,008)	$(41,709)	$4,873
Adjustments:
Equity-based compensation expense	2,171	2,092	861	5,383	4,487
Early termination and other charges, net	—	802	2,501	9,251	3,298

Adjusted Operating Income (Loss)	$(7,064)	$(7,762)	$(6,646)	$(27,075)	$12,658

We present Adjusted Operating Income (Loss) as a supplemental measure of our performance. We define Adjusted Operating Income (Loss) for the periods indicated as operating income (loss) adjusted to exclude (i) Equity-based compensation expense and (ii) Early termination and other charges, net.

For the nine months ended September 30, 2023, we recorded in our consolidated statement of operations $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023. For the three months ended June 30, 2023 and nine months ended September 30, 2023, we recorded $802 thousand of one-time employee incentives, in each period.

For the three and nine months ended September 30, 2022, Early termination and other charges, net includes $2,821 thousand of one-time employee incentives, in each period, and professional service fees and expenses of $217 thousand and $1,014 thousand, respectively, incurred in connection with certain strategic evaluations, both of which were offset in part by a $537 thousand gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net loss	$(5,165)	$(3,947)	$(17,195)	$(30,582)	$(11,007)
Adjustments:
Interest income	(2,382)	(2,692)	(1,784)	(7,916)	(3,560)
Interest expense	189	200	278	645	888
Income tax benefit	(4,373)	(2,977)	(3,942)	(8,577)	(1,356)
Depreciation and amortization	4,081	4,145	3,623	12,583	11,225

EBITDA	(7,650)	(5,271)	(19,020)	(33,847)	(3,810)
Equity-based compensation expense	2,171	2,092	861	5,383	4,487
Foreign currency loss (gain), net	2,583	(1,237)	12,809	4,776	20,511
Derivative valuation loss (gain), net	161	20	(146)	235	(201)
Early termination and other charges, net	—	802	2,501	9,251	3,298

Adjusted EBITDA	$(2,735)	$(3,594)	$(2,995)	$(14,202)	$24,285

Net loss	$(5,165)	$(3,947)	$(17,195)	$(30,582)	$(11,007)
Adjustments:
Equity-based compensation expense	2,171	2,092	861	5,383	4,487
Foreign currency loss (gain), net	2,583	(1,237)	12,809	4,776	20,511
Derivative valuation loss (gain), net	161	20	(146)	235	(201)
Early termination and other charges, net	—	802	2,501	9,251	3,298
Income tax effect on non-GAAP adjustments	(1,341)	(202)	2,267	(3,493)	7,512

Adjusted Net Income (Loss)	$(1,591)	$(2,472)	$1,097	$(14,430)	$24,600

Adjusted Net Income (Loss) per common share—
- Basic	$(0.04)	$(0.06)	$0.02	$(0.35)	$0.55
- Diluted	$(0.04)	$(0.06)	$0.02	$(0.35)	$0.53
Weighted average number of shares – basic	40,145,290	41,741,310	44,865,266	41,747,255	45,119,214
Weighted average number of shares – diluted	40,145,290	41,741,310	45,747,255	41,747,255	46,134,231

We present Adjusted EBITDA and Adjusted Net Income (Loss) as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net and (iv) Early termination and other charges, net. EBITDA for the periods indicated is defined as net loss before interest income, interest expense, income tax benefit and depreciation and amortization.

We prepare Adjusted Net Income (Loss) by adjusting net loss to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income (Loss) is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income (Loss) for the periods as net loss, adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Early termination and other charges, net and (v) Income tax effect on non-GAAP adjustments.

For the nine months ended September 30, 2023, we recorded in our consolidated statement of operations $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023. For the three months ended June 30, 2023 and nine months ended September 30, 2023, we recorded $802 thousand of one-time employee incentives, in each period.

For the three and nine months ended September 30, 2022, Early termination and other charges, net includes $2,821 thousand of one-time employee incentives, in each period, and professional service fees and expenses of $217 thousand and $1,014 thousand, respectively, incurred in connection with certain strategic evaluations, both of which were offset in part by a $537 thousand gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi.